Exhibit 99.1

Microbot Medical Secures Additional Patent for the LIBERTY® Robotic System in the United States

HINGHAM, Mass., November 19, 2021 –Microbot Medical Inc. (Nasdaq: MBOT), announced that the United States Patent and Trade Office (USPTO) has issued a Notice of Allowance for a second patent application covering the Company’s LIBERTY® Robotic System. Globally, the Company now has 46 patents issued/allowed and 24 pending patent applications and is continuously submitting applications to protect its Intellectual Property.

“We believe that the U.S. is the largest and most significant market opportunity for the LIBERTY® Robotic System, and with two allowances in a few short months, it clearly demonstrates the innovative nature of our technology,” commented Harel Gadot, CEO, President and Chairman. “2022 is poised to be an important year for the LIBERTY® Robotic System. It’s critical that we approach this period knowing we have protections in place, so we can ultimately monetize our Intellectual Property, reap potential commercial opportunities and maximize shareholder value.”

The allowed claims cover a modular robotic system for manipulation of at least two elongated, flexible surgical tools, the system including at least one unit operable to move a first tool and a base operable to move a second tool, wherein the base serves as a mounting for the units, and each unit communicates with the base in one of a mechanical coupling, electrical power supply and data communication.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and SCS, the outcome of its studies to evaluate LIBERTY, SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and protection and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754